Exhibit 99.1

AgeX Therapeutics Reports Second Quarter 2021 Financial Results

ALAMEDA, Calif.—(BUSINESS WIRE)—August 13, 2021—AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for the quarter ended June 30, 2021.

Liquidity and Capital Resources

As of August 13, 2021 AgeX has $2.0 million of funds remaining for borrowings under two credit facilities from Juvenescence Limited (“Juvenescence”). In addition, AgeX may sell up to $12.1 million of its common stock in “at-the-market” transactions through a Sales Agreement with Chardan Capital, LLC as a sales agent.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, AgeX believes that its cash and cash equivalents and available sources of debt and equity capital would not be sufficient to satisfy AgeX’s anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

Balance Sheet Information

Cash, and cash equivalents, and restricted cash totaled $0.7 million as of June 30, 2021. Since July 1, 2021, AgeX has received an additional $1.0 million of cash through a loan from Juvenescence.

Second Quarter 2021 Operating Results

The following comparisons exclude the impact of the operations of LifeMap Sciences, Inc. (“LifeMap Sciences”) which have been presented in AgeX’s consolidated financial results as discontinued operations for all periods presented due to the disposition of AgeX’s shares of LifeMap Sciences in a cash-out merger during March 2021.

Revenues: Total revenues for the second quarter of 2021 were $37,000 as compared with $45,000 for the second quarter of 2020, primarily comprised of allowable expenses under a research grant from the NIH and sales of research products including stem cell products.

Operating expenses: Operating expenses for the three months ended June 30, 2021 were $2.2 million as compared to $2.4 million for the same period in 2020.

Research and development expenses decreased by $0.4 million to $0.5 million during the three months ended June 30, 2021 from $0.9 million during the same period of 2020. The decrease was primarily attributable to a reduction in research and development related activities that began in May 2020.

General and administrative expenses increased by $0.2 million to $1.7 million during the three months ended June 30, 2021 from $1.5 million during the same period in 2020 due to increased insurance premiums and certain non-recurring project related expenses incurred during 2021 offset by a decrease in personnel related expenses, including non-cash stock-based compensation, and a decrease in facilities, rent and overhead expenses following the expiration of AgeX’s office and laboratory lease at the end of 2020. Effective January 1, 2021, AgeX relocated its principal offices under a one year leased space at a lower rent that includes office space, office furniture rental, janitorial services, utilities and internet service.

Other income, net: Other income, net in 2021 consists primarily of approximately $437,000 gain recognized upon forgiveness of a Paycheck Protection Program or PPP loan, including accrued interest, during February 2021, offset by amortization of deferred debt cost to interest expense. Other expense, net in 2020 consisted primarily of amortization of deferred debt cost to interest expense.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact for AgeX:

Andrea E. Park

apark@agexinc.com

(510) 671-8620

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$615	$527
Accounts and grants receivable, net	11	326
Prepaid expenses and other current assets	930	1,430
Total current assets	1,556	2,283

Deposits and other long-term assets	50	50
Intangible assets, net	935	1,592
TOTAL ASSETS	$2,541	$3,925

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,302	$1,656
Loan due to Juvenescence, net of debt issuance cost, current portion	3,560	1,960
Related party payables, net	96	71
Deferred revenues, current portion	-	275
Paycheck Protection Program Loan	-	436
Insurance premium liability and other current liabilities	313	959
Total current liabilities	5,271	5,357

Loan due to Juvenescence, net of debt issuance cost, net of current portion	5,564	3,900
Deferred revenues, net of current portion	-	64
TOTAL LIABILITIES	10,835	9,321

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of June 30, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; and 37,937 and 37,691 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	93,379	91,810
Accumulated other comprehensive income	-	143
Accumulated deficit	(101,635)	(97,073)
AgeX Therapeutics, Inc. stockholders’ deficit	(8,252)	(5,116)
Noncontrolling interest	(42)	(280)
Total stockholders’ deficit	(8,294)	(5,396)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,541	$3,925

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Grant revenues	$11	$36	$57	$122
Other revenues	26	9	36	12
Total revenues	37	45	93	134

Cost of sales	(13)	(3)	(16)	(4)

Gross profit	24	42	77	130

Research and development	481	935	805	2,156
General and administrative	1,748	1,475	3,770	3,350
Total operating expenses	2,229	2,410	4,575	5,506

Gain on deconsolidation of LifeMap Sciences	-	-	106	-

Loss from continuing operations before interest and other income (expense), net	(2,205)	(2,368)	(4,392)	(5,376)

Interest expense, net	(274)	(65)	(517)	(95)
Other income, net	4	1	441	6
Loss from continuing operations	(2,475)	(2,432)	(4,468)	(5,465)

Loss from discontinued operations	-	(299)	(103)	(488)

NET LOSS	(2,475)	(2,731)	(4,571)	(5,953)
Net loss attributable to noncontrolling interest from continuing operations	1	1	2	1
Net loss attributable to noncontrolling interest from discontinued operations	-	41	7	76

NET LOSS ATTRIBUTABLE TO AGEX	$(2,474)	$(2,689)	$(4,562)	$(5,876)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED
Continuing operations	$(0.07)	$(0.06)	(0.12)	(0.15)
Discontinued operations	-	(0.01)	-	(0.01)
	$(0.07)	$(0.07)	$(0.12)	$(0.16)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,936	37,657	37,833	37,654

AMOUNTS ATTRIBUTABLE TO AGEX:
Loss from continuing operations	$(2,474)	$(2,431)	$(4,466)	$(5,464)
Loss from discontinued operations	-	(258)	(96)	(412)
NET LOSS ATTRIBUTABLE TO AGEX	$(2,474)	$(2,689)	$(4,562)	$(5,876)

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(4,466)	$(5,464)
Net loss attributable to noncontrolling interest	(2)	(1)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on deconsolidation of LifeMap Sciences	(106)	-
Gain on extinguishment of debt (Paycheck Protection Program Loan)	(437)	-
Depreciation expense	-	247
Amortization of intangible assets	66	65
Amortization of right-of-use asset	-	209
Amortization of debt issuance cost	537	130
Stock-based compensation	464	505
Changes in operating assets and liabilities:
Accounts and grants receivable, net	142	82
Prepaid expenses and other current assets	472	414
Accounts payable and accrued liabilities	(242)	101
Related party payables	25	78
Insurance premium liability	(611)	(473)
Other current liabilities	(76)	(285)
Net cash used in operating activities from continuing operations	(4,234)	(4,392)
Net cash provided by (used in) operating activities from discontinued operations	(90)	84
Net cash used in operating activities	(4,324)	(4,308)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of LifeMap Sciences	466	-
Purchase of equipment and other	-	(8)
Net cash provided by (used in) investing activities from continuing operations	466	(8)
Deconsolidation of cash and cash equivalents from discontinued operations	(50)	-
Net cash provided by (used in) investing activities	416	(8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Draw down on loan facility from Juvenescence	3,500	2,700
Proceeds from the issuance of common stock	496	-
Partial collection on loan due from LifeMap Sciences	250	-
Proceeds from Paycheck Protection Program Loan	-	433
Payment of debt related costs	-	(126)
Repayment of financing lease liability	-	(15)
Net cash provided by financing activities from continuing operations	4,246	2,992
Partial payment on loan due to AgeX from discontinued operations	(250)	-
Net cash provided by financing activities	3,996	2,992

Effect of exchange rate changes on cash, cash equivalents and restricted cash	-	5

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	88	(1,319)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	577	2,452
At end of the period	$665	$1,133